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Pricing Supplement No.                                        A0030
Dated                                                         April 28, 2004
Rule 424(b)(3)
File No.                                                      333-106272

(To Prospectus dated June 30, 2003 and
Prospectus Supplement dated July 11, 2003)

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Medium-Term Notes, Series A (Registered Notes)
Due Nine Months or More from the Date of Issue

Principal Amount or Face Amount:                             $300,000,000.00
Issue Price:                                                          100.00%
Proceeds to Company on original issuance:                    $299,250,000.00
Commission:                                                         $750,000
Agents' capacity on original issuance:
         Citigroup Global Markets Inc.:                      $295,200,000.00
         Ormes Capital Markets Inc.:                           $2,400,000.00
         Pryor, Counts & Company:                              $2,400,000.00

Citigroup Global Markets Inc.'s capacity on original issuance: As Agent If as principal

       | |  The Registered Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       | | The Registered Notes are being offered at a fixed initial public offering price % of Principal Amount or Face Amount.

Form of Note:                             Global
Original Issue Date:                      May 12, 2004
Stated Maturity:                          May 12, 2007
Specified Currency:
(If other than U.S. Dollars)
Authorized Denominations:
(If other than as set forth
in the Prospectus Supplement)
Interest Payment Dates:                   The 12th of every Feb/May/Aug/Nov
                                          (provided such dates are business days
                                          in New York)
First Interest Payment Date:              August 12, 2004
Accrue to Pay:                            Yes
Indexed Principal Note:
Type of Interest on Note:                 Floating Rate
Interest Rate (Fixed Rate Notes):         N/A
Base Rate (Floating Rate Notes):          Federal Funds Rate
Calculation Agent:                        Citibank
Computation of Interest:                  Actual over 360
(If other than as set forth
in the Prospectus Supplement)
Interest Reset Dates:                     Daily
Rate Determination Dates:                 1 New York Business Day prior
                                          no rate cutoff.
(If other than as set forth
in the Prospectus Supplement)
Index Maturity:                           Federal Funds Effective
Spread:                                   +21 basis points
Spread Multiplier:
Change in Spread, Spread Multiplier
or Fixed Interest Rate prior
to Stated Maturity:                       No
Maximum Interest Rate:



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Minimum Interest Rate:
Amortizing Note:                          No
Renewable Note:                           No
Optional Extension of Maturity:           No

Optional Redemption:                      No
   Optional Redemption Dates:
   Redemption Prices:
   Redemption:

Optional Repayment:                       No
         Optional Repayment Dates:
         Optional Repayment Prices:

Discount Note:                            No
         Total Amount of OID:
         Bond Yield to Call:
         Bond Yield to Maturity:
         Yield to Maturity:

CUSIP:                                                                 17307EBC6